UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2019 (September 18, 2019)

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451 (Address of principal executive offices) Tel: (775) 473-4744
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 5.03 above, which disclosure is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On September 18, 2019, American Battery Metals Corporation (the “Company”) filed a Certificate of Designation with the Secretary of State of the State of Nevada, which, among other things, established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock (the “Series A Designation”). In connection with the Series A Designation, the Company authorized 500,000 shares of its Series A Preferred Stock. Pursuant to the Series A Designation, the Series A Preferred Stock does not have conversion rights and is not entitled to receive dividends. The Series A Preferred Stock holders shall vote with the common stock as a single class, on a 1,000 to 1 basis, such that for every share of Series A Preferred Stock held, such shares shall entitle the holder to cast 1,000 votes. The holders of the Series A Preferred Stock shall have preference to the common stock and all other preferred stock upon liquidation. The Series A Preferred Stock is redeemable by the Company.

The foregoing description of the Series A Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Designation, which is attached as Exhibit 3.1 to this Current Report and incorporated in this Item 3.03.

On October 1, 2019, the Company issued 100,000 restricted shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) to each of its three directors: Douglas Cole, Douglas MacLellan, and William Hunter. The Board of Directors (the “Board”) of the Company believes that in order for the Company to be able to move quickly and efficiently for the best interests of the shareholders of the Company, the voting control of the Company needs to be issued to its current directors. The Series A Preferred Stock will receive relative rights and preferences under terms and conditions set forth in the Certificate of Designation of the Preferred Stock as discussed above.

All of the securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information under Item 3.03 of this Current Report is incorporated in this Item 5.03 by reference.

On October 2, 2019 (“Record Date”), the Board of Directors (the “Board”) of the Company approved the following corporate action (the “Corporate Action”):

The increase in the number of authorized shares of common stock from five hundred million (500,000,000) shares of common stock to one billion two hundred million (1,200,000,000) shares of Common Stock (the "Authorized Common Stock Share Increase")

The Corporate Action was approved by stockholders holding 75.71% of the outstanding shares of the Company as of the Record Date in accordance with Section 78.320 of the Nevada Revised Statutes.

In accordance with Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company will file a definitive Information Statement on Schedule 14C (the “Information Statement”) and will deliver a copy of the Information Statement to our stockholders as of the Record Date. The Authorized Common Stock Share Increase will not become effective until at least 20 calendar days after the first date of the delivery of the Information Statement.

After filing of the Information Statement, we intend to file a Certificate of Amendment with the Secretary of State of the State of Nevada with Amended Articles of Incorporation reflecting the Authorized Common Stock Share Increase to be effective at the expiration of the 20-calendar day period referenced above.

Item 5.07 Submission of Matters to a Vote of Security Holders

Reference is made to the disclosure set forth under Item 5.03 above, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock, dated September 18, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION

Date: October 8, 2019
/s/ Douglas Cole
Douglas Cole
Chief Executive Officer